Exhibit 99.1

Investor Contact:
Logan Bonacorsi
lbonacorsi@caleres.com

News

Caleres Introduces Fiscal Year 2026 Financial Targets with Strategic Growth Plan

Reiterates Third Quarter and Fiscal Year 2023 Outlook Ahead of Investor Day

ST. LOUIS, October 5, 2023 - Caleres (NYSE: CAL), a market-leading portfolio of consumer-driven footwear brands, will host an Investor Day today, October 5, 2023, in New York City. In conjunction with the event, the company is presenting its three-year strategic and financial plan. Caleres also reiterated its third quarter and fiscal year 2023 expectations for consolidated net sales and for diluted earnings per share and adjusted diluted earnings per share.

“Caleres has a rich 145-year heritage and has always been committed to superior fit and innovation,” said Jay Schmidt, president and chief executive officer. “Our company has consistently adapted to consumer needs and economic changes while building trust with consumers. Over the last four years, we have transformed the earnings power of the organization. Importantly, the structural changes implemented over this period have established a new baseline earnings level of $4.00 per diluted share. And, fiscal 2023 is expected to mark our third year of achieving this result.”

“Today, we are introducing a three-year strategic and financial plan expected to take our company to an even higher level of growth and profitability,” said Schmidt. “We believe our brand assets, competitive advantages, and core competencies put us in a unique position to achieve these results and deliver long-term value for our shareholders.”

The three-year strategic plan focuses on four key areas:

Brand Portfolio Segment Expected to Accelerate Growth – and deliver an outsized contribution to the company’s earnings. Caleres expects double-digit operating margin in 2023 and beyond with about 50% of revenue to be derived from the segment by 2026.

Famous Footwear Deepens its Connection to the Millennial Family – and leverages its dominant position in Kids, enhanced omni experience and consumer analytics to maintain its profitability and generate significant cash flow.

One Caleres Platform and Capabilities Enhance Profitable Growth – and this synergistic structure enables the company to increase customer acquisition, further vertical integration, and leverage consumer insights and investment spend across the enterprise.

Deliver Strong Financial Performance that Generates Value for Shareholders – with the long-term plan expected to result in:

●	Net sales to grow at a three-year CAGR of 3 percent to 5 percent;
●	Diluted adjusted EPS to increase at a three-year CAGR of 11 percent to 13 percent to reach $6.00 at the mid-point of the range; and
●	Annual Total Shareholder Return in low-to-mid-teens.

Third Quarter and Fiscal Year 2023 Business Update

The company is reiterating its guidance for consolidated net sales for the third quarter and fiscal year 2023. However, given the challenging consumer demand environment in September, it expects to be at the low-end of the sales range for both third quarter and fiscal year 2023. In addition, Caleres is maintaining its expectations for diluted earnings per share and adjusted diluted earnings per share for the third quarter and fiscal 2023 year reflecting its strong financial discipline and increased operational flexibility.

For third quarter 2023, the company still expects:

●	Consolidated net sales down low-single digits, as compared to the third quarter of fiscal 2022;
●	Diluted earnings per share of $1.25 to $1.30; and
●	Adjusted diluted earnings per share of $1.30 to $1.35.

For fiscal year 2023, the company still expects:

●	Consolidated net sales down 3 percent to 5 percent, as compared to fiscal 2022, including the 53rd week;
●	Diluted earnings per share of $4.02 to $4.22; and
●	Adjusted diluted earnings per share of $4.10 to $4.30.

Investor Day

Caleres will hold an Investor Day, at 9:00 am ET today in New York City. The event will include presentations from executive leadership on the Company’s positioning as a leading force in footwear, its growth strategy and its three-year financial outlook. Prepared remarks will be followed by a question-and-answer session.

A live video broadcast of the event can be accessed on the Company’s Investor Relations website: https://investor.caleres.com/events-and-presentations. An archived replay will be also available at https://investor.caleres.com/events-and-presentations/default.aspx at end of day, October 5, 2023.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings, net earnings, earnings per diluted share, and earnings before interest, taxes, depreciation and amortization adjusted to exclude certain gains, charges, and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) inflationary pressures; (ii) supply chain disruptions (iii) changing consumer demands, which may be influenced by general economic conditions and other factors; (iv) rapidly changing consumer preferences and purchasing patterns and fashion trends; (v) customer concentration and increased consolidation in the retail industry; (vi) intense competition within the footwear industry; (vii) foreign currency fluctuations; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) cybersecurity threats or other major disruption to the company’s information technology systems; (x) the ability to accurately forecast sales and manage inventory levels; (xi) a disruption in the company’s distribution centers; (xii) the ability to recruit and retain senior management and other key associates; (xiii) the ability to secure/exit leases on favorable terms; (xiv) the ability to maintain relationships with current suppliers; (xv) transitional challenges with acquisitions and divestitures; (xvi) changes to tax laws, policies and treaties; (xvii) our commitments and shareholder expectations related to environmental, social and governance considerations; (xviii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xix) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended January 28, 2023, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

CALERES, INC.
RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP BASIS) TO ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP BASIS) – THIRD QUARTER AND FISCAL 2023 GUIDANCE

	(Unaudited)
	Third Quarter 2023 Guidance		Fiscal 2023 Guidance
	Low	High	Low	High

GAAP diluted earnings per share	$1.25	$1.30	$4.02	$4.22
Charges/other items:
Expense reduction initiatives	0.05	0.05	0.08	0.08
Adjusted diluted earnings per share	$1.30	$1.35	$4.10	$4.30